[Letterhead of Sichenzia Ross Friedman Ference LLP]


                                                                     EXHIBIT 5.1



                                                              February 8, 2006

VIA ELECTRONIC TRANSMISSION
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE:      ROO Group, Inc.
         Form SB-2 Registration Statement (File No. 333-      )
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Ladies and Gentlemen:

         We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by ROO Group, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission.

         We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

         Based on our examination mentioned above, we are of the opinion that:
(a) the outstanding shares of common stock being sold pursuant to the Registration Statement are legally and validly issued, fully paid and non-assessable; and (b) the shares of common stock issuable upon exercise of outstanding warrants are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

                                        Very truly yours,

                                        /s/ Sichenzia Ross Friedman Ference LLP
                                        ---------------------------------------
                                        Sichenzia Ross Friedman Ference LLP



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